Exhibit 10.43

* Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Amendment To License and Collaboration Agreement

This Amendment (the “Amendment”) to License and Collaboration Agreement (the “Agreement”) by and between ZymoGenetics, Inc. (“ZGEN”) and Bayer Schering Pharma AG (“Bayer”) effective as of June 18, 2007 is made as of the 1st day of January 2010 (the “Effective Date”) by and among ZGEN, Bayer and ZymoGenetics, LLC, ZGEN’s assignee under the Agreement (“Zymo”). Capitalized terms not otherwise defined herein shall have those meanings set forth in the Agreement. The term, “Party” shall mean Bayer, ZGEN or Zymo and the term, “Parties” means all of them.

For and in consideration of the promises and covenants contained herein and for good and valuable consideration, the Parties agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, from and after the Effective Date, Bayer shall have no further obligations (a) to Develop any Initial Licensed Products or Licensed Products or (b) launch or Commercialize any Initial Licensed Products, except the 5K unit vial in Canada under the current terms of the Agreement and[*]. The obligations of Bayer set forth in Subsection (b) above shall be subject to the availability from ZGEN of Initial Licensed Product (other than packaging and labeling) approved by the FDA and acceptable to Health Canada after the sale by Bayer of its initial launch stock of the 5K unit vials.

2. Section 1.2.14 shall be amended and restated in its entirety as follows:

“Bayer Territory” means Canada.

3. Section 1.2.138 shall be amended and restated in its entirety as follows:

“ZGEN Territory” means all countries of the world except Canada.

4. Bayer will use Commercially Reasonable Efforts to promptly transfer to ZGEN ownership of all Regulatory Filings and Regulatory Approvals in all countries of the world other than Canada that are in Bayer’s name for all Licensed Product and will notify the appropriate Regulatory Authorities in any such country and take any other action reasonably necessary to effect such transfer of ownership. ZGEN shall bear all reasonable external costs and expenses incurred by Bayer in connection with any transfer to ZGEN. For the avoidance of doubt, Bayer may withdraw any pending Regulatory Filings that (a) cannot be legally transferred to ZGEN or (b) that Bayer requests be withdrawn, subject to ZGEN’s prior written consent, not to be unreasonably withheld or delayed. Bayer shall bear all reasonable external costs and expenses incurred in connection with any such withdrawal. Bayer will assign to ZGEN Bayer’s interest and responsibilities in the Product Trademarks in all countries of the world other than Canada, including any Product Trademark in such countries that includes the words “Recothrom” or “Recothromb.

* Confidential Treatment Requested.

5. Section 3.5 shall be amended and restated in its entirety as follows:

3.5 Manufacturing Process

The Parties shall enter into an amendment to that certain Manufacturing Agreement for Initial Licensed Products between Bayer and ZGEN dated as of February 27, 2009 (as amended, the “Supply Agreement”) in which ZGEN shall agree to provide to Bayer sufficient quantities of Initial Licensed Product (other than packaging and labeling) approved by the FDA and acceptable to Health Canada for Canada. The amendment to the Supply Agreement shall allow Bayer to place orders for Initial Licensed Product in less than batch sizes. The prices for Initial Licensed Product for Canada shall be consistent with the current pricing principles set forth in the Supply Agreement, but the Parties agree to use Commercially Reasonable efforts to develop the lowest cost-effective pricing options. A minimum order size for each Initial Licensed Product will be mutually agreed as part of the amendment.

6. For the avoidance of doubt, Bayer’s responsibilities under Section 3.7(a) are terminated with respect to all countries except Canada.

7. Section 8.1 of the Agreement shall apply to Canada only with respect to [*] and, subject to Section 1 of this Amendment above, [*].

8. Notwithstanding Section 10.2(a) of the Agreement, Bayer shall never be required to pay any Regulatory Milestone Payments with respect to any Regulatory Milestone Events, including with respect to the First Regulatory Approval of an Initial Licensed Product in Canada.

9. Section 10.2(c) shall be amended and restated in its entirety as follows:

Each of the Sales Milestone Payments shall be paid only once upon the first occurrence of each corresponding Sales Milestone Event. If more than one Sales Milestone Event occurs in a calendar year, the Sales Milestone Payment corresponding to the lowest Sales Milestone Event shall be payable in such calendar year and, provided that the same or higher Sales Milestone Event occurs in the next consecutive calendar years, the Sales Milestone Payment corresponding to the next lowest Sales Milestone Event shall be payable in each subsequent consecutive year until all Sales Milestone Payments have been made for the corresponding Sales Milestone Events. For example, if aggregate Net Sales in year one (1) are [*], aggregate Net Sales in year two (2) are [*], and aggregate Net Sales in year three (3) are [*], then Bayer will pay the [*] Sales Milestone Payment in year one (1), the [*] Sales Milestone Payment in year two (2), and the

* Confidential Treatment Requested.

[*] Sales Milestone Payment in year three (3). Each Sales Milestone Payment (each a “Milestone Payment”) is in addition to any other Milestone Payment set forth on Exhibit B, and each Milestone Payment will be non-refundable and non-creditable against Royalties payable pursuant to Section 10.3 and any other fees, other Milestone Payments or other payments due ZGEN with respect to Licensed Product under this Agreement, the Manufacturing Agreements or any other manufacturing and supply agreement. A Milestone Payment shall be due regardless of whether Bayer, its Affiliates or the respective Sublicensees achieve the corresponding Sales Milestone Event.

10. BAYER AND ITS AFFILIATES HEREBY DO RELEASE, ACQUIT, AND FOREVER DISCHARGE ZGEN, ZYMO AND THEIR AFFILIATES, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, CLAIMS, AND LOSSES (NOT INCLUDING CLAIMS, DEMANDS AND CAUSES OF ACTION FOR INDEMNIFICATION OR CONTRIBUTION) THAT BAYER OR ITS AFFILIATES HAD, NOW HAVE, OR HEREAFTER MAY HAVE, WHETHER KNOWN OR UNKNOWN, CONTINUING OR COMPLETED, CONTINGENT OR ABSOLUTE, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, WHICH RELATE IN ANY WAY TO ANY ACTS OR OMISSIONS OF ZGEN, ZYMO OR THEIR AFFILIATES OR THEIR REPRESENTATIVES ARISING UNDER THE AGREEMENT ON OR BEFORE THE EFFECTIVE DATE. BAYER AND ITS AFFILIATES AGREE THAT THIS RELEASE REMAINS AND WILL REMAIN IN EFFECT AND SHALL SURVIVE INDEFINITELY WITHOUT RESTRICTION, QUALIFICATION OR LIMITATION IN ALL RESPECTS AS A COMPLETE RELEASE AS TO THE MATTERS RELEASED AND THE RELEASE SHALL CONSTITUTE A COMPLETE DEFENSE TO ANY CLAIM RELEASED HEREIN.

11. ZGEN, ZYMO AND THEIR AFFILIATES HEREBY DO RELEASE, ACQUIT, AND FOREVER DISCHARGE BAYER AND ITS AFFILIATES, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, CLAIMS AND LOSSES (NOT INCLUDING CLAIMS, DEMANDS AND CAUSES OF ACTION FOR INDEMNIFICATION OR CONTRIBUTION) THAT ZGEN, ZYMO OR THEIR AFFILIATES HAD, NOW HAVE, OR HEREAFTER MAY HAVE, WHETHER KNOWN OR UNKNOWN, CONTINUING OR COMPLETED, CONTINGENT OR ABSOLUTE, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, WHICH RELATE IN ANY WAY TO ANY ACTS OR OMISSIONS OF BAYER OR ITS AFFILIATES OR THEIR REPRESENTATIVES ARISING UNDER THE AGREEMENT ON OR BEFORE THE EFFECTIVE DATE. ZGEN, ZYMO AND THEIR AFFILIATES AGREE THAT THIS RELEASE REMAINS AND WILL REMAIN IN EFFECT AND SHALL SURVIVE INDEFINITELY WITHOUT RESTRICTION, QUALIFICATION OR LIMITATION IN ALL RESPECTS AS A COMPLETE RELEASE AS TO THE MATTERS RELEASED AND THE RELEASE SHALL CONSTITUTE A COMPLETE DEFENSE TO ANY CLAIM RELEASED HEREIN.

* Confidential Treatment Requested.

12. FOR PURPOSES OF THIS AMENDMENT, “LOSSES” SHALL MEAN ANY LOSS, COST, LIABILITY, EXPENSE, SETTLEMENT DAMAGE OF ANY KIND (INCLUDING PUNITIVE OR EXEMPLARY DAMAGES), OBLIGATION, CHARGE, FEE, PENALTY, INTEREST, COURT COSTS AND/OR ADMINISTRATIVE FEES, REASONABLE ATTORNEYS FEES, REASONABLE EXPERT FEES, AND REASONABLE CONSULTING FEES. “CLAIM” SHALL MEAN ANY DISPUTE, CONTROVERSY, DEMAND, OR ACTION.

13. For the sake of clarity, the releases set forth above in Sections 10 and 11 shall not apply to the Supply Agreement, including obligations with respect to time and material charges ZGEN incurred on behalf of Bayer prior to the Effective Date (including those contemplated by the letter agreement, agreed in October 2008, relating to capital expenses).

14. Sections 3.7(c), 6.1, 7.1(a) and 9.3(c) of the Agreement shall be deleted in their entirety.

15. The references to [*] in Sections 4.1(b), 4.3, 6.5(c) (second reference) and 6.5(e) and in Exhibit A shall instead refer to a split of [*] (ZGEN)/[*] (Bayer). The references to [*] in Sections 6.5(a) and 6.5(c) (first reference), shall instead refer to a split of [*] (ZGEN)/[*] (Bayer).

16. The Parties agree to amend, no later than February 28, 2010, that certain Pharmacovigilance Agreement dated as of February 1, 2008 to reflect the changes made in the Amendment, including the changes to the Territories and the obligations of the Parties.

17. Except as expressly qualified, modified, amended or supplemented hereby, the Agreement shall continue in full force and effect.

18. This Amendment shall be binding upon and enforceable by and against, the Parties and their respective successors, assignees and legal representatives, and there shall be no third party beneficiaries hereof.

19. Each Party hereby represents and warrants that:

(a) each of the execution, delivery and performance of this Amendment by such Party has been duly authorized by all necessary action, does not require any approval, except as has been heretofore obtained, of any member, partner, shareholder, officer or director or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation except for such as have been duly obtained, and does not contravene or constitute a default under, any provision of applicable law or regulations, the organizational documents of such Party, or of any agreement, judgment, injunction, order decree or other instrument binding upon such Party, and such Party is in compliance with all applicable laws and regulations which govern its ability to perform its obligations under this Amendment;

(b) such Party has duly executed and delivered this Amendment, and this Amendment constitutes a valid and binding obligation of such Party enforceable against it in accordance with its terms, except as such enforceability may be affected by any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights and remedies of creditors generally or the application of principles of equity; and

* Confidential Treatment Requested.

(c) it has not sold, transferred, conveyed, assigned, hypothecated or subrogated any of its rights, claims, defenses, or causes of action expressly released and/or resolved in this Amendment.

20. The Parties agree to execute and deliver to each other such other documents, and to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Amendment and the documents referred to in this Amendment, including, at the request of the other Party, amending and restating the Agreement.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Amendment as of the Effective Date.

ZYMOGENETICS, INC.		BAYER SCHERING PHARMA AG

By:	/s/ DOUGLAS E. WILLIAMS	By:	/s/ ANDREAS FIBIG

Name:	Douglas E. Williams	Name:	Andreas Fibig
Title:	CEO	Title:	Chairman of the Board
Dec 18 2009
		By:	/s/ JOACHIM NEIPP

ZYMOGENETICS, LLC		Name:	Dr. Joachim Neipp
		Title:	VP Financial Operations
By:	/s/ JOHN DERRY

Name:	John Derry
Title:	Regional Business Director
12/18/09